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                                                                     Exhibit 5.1



                                August 26, 1994



Helmerich & Payne, Inc.
1579 East 21st Street
Tulsa, OK  74114

Gentlemen:

         The undersigned has acted as counsel for Helmerich & Payne, Inc. (the "Company") in connection with a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 26, 1994, pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the proposed registration of 1,000,000 shares of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), issuable upon the exercise of stock options which have been granted, or may be granted, by the Company to key employees (including officers) of the Company or any of its subsidiaries under the Company's 1990 Stock Option Plan (the "Plan"). In connection with such representation of the Company, the undersigned opines as follows:

         1. The Company has been duly incorporated under the laws of the State of Delaware, and is validly existing as a corporation in good standing under the laws of that state.

         2. The authorized stock of the Company consists of 80,000,000 shares of Common Stock, of which 1,000,000 shares have been reserved for issuance pursuant to the Plan.

         3. The shares of Common Stock referred to above have been duly and validly authorized, and such shares will, upon their issuance and delivery in accordance with the terms of the options referred to above, and in accordance with the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (including the delivery of a Prospectus to all employee recipients and the filing of a registration statement in accordance with said Act, Rules and Regulations and the performance of the undertakings set forth in the above-referenced Registration Statement), be legally issued, fully paid and non-assessable.

         The undersigned hereby consents to the inclusion of his opinion regarding the legality of the Common Stock being registered in the above-referenced Registration Statement.

                                     Very truly yours,

                                     /s/ Steven R. Mackey

                                     STEVEN R. MACKEY